Exhibit 99.1

Avalara Shareholders Approve Transaction with Vista Equity Partners

SEATTLE, WA – October 14, 2022 – Avalara, Inc. (NYSE: AVLR), a leading provider of tax compliance automation for businesses of all sizes, today announced that its shareholders voted to approve the pending transaction with Vista Equity Partners (“Vista”) at the Company’s Special Meeting of Shareholders (the “Special Meeting”) held today.

Approximately 80% of outstanding shares were represented at the meeting with 84% of those shares voting in favor of the proposed merger resulting in 66% of total outstanding shares in favor of the merger. Avalara will file the final vote results, as certified by the independent Inspector of Election, on a Form 8-K with the U.S. Securities and Exchange Commission.

Under the terms of the transaction, Vista will acquire all outstanding shares of Avalara common stock for $93.50 per share in cash. The transaction is expected to close on October 19, 2022, subject to the satisfaction of all closing conditions. Upon completion of the transaction, Avalara’s shares will no longer trade on the New York Stock Exchange, and Avalara will become a private company. The Company will continue to operate under the Avalara name and brand.

About Avalara

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India. More information at avalara.com.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements regarding Avalara’s expectations regarding the proposed transaction with affiliates of Vista Equity Partners and the future performance and financial results of Avalara’s business and other non-historical statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Avalara cautions readers of this communication that such “forward looking statements”, wherever they occur in this communication or in other statements attributable to Avalara, are necessarily estimates reflecting the judgment of Avalara’s senior management and are based on Avalara’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond Avalara’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (ii) the failure to obtain approval of the proposed transaction by Avalara shareholders; (iii) the failure to obtain required regulatory approval to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed merger; (iv) the risk that the proposed merger will not be consummated in a timely manner, including if the debt and equity financing for the proposed transaction is not funded in accordance with their respective terms; (v) the effect of the announcement of the proposed transaction on the ability of Avalara to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (vi) the response of competitors to the proposed transaction; (vii) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (viii) the ability to meet expectations regarding the timing and completion of the proposed transaction; (ix) significant costs associated with the proposed transaction; (x) potential litigation relating to the proposed transaction; and (xi) restrictions during the pendency of the proposed transaction that may impact Avalara’s ability to pursue certain business opportunities. Additional factors that could cause Avalara’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of Avalara’s Annual Report on Form 10-K for the period ended December 31, 2021, Quarterly Report on Form 10-Q for the period ended March 31, 2022 and Quarterly Report on Form 10-Q for the period ended on June 30, 2022, as such factors may be further updated from time to time in Avalara’s other filings with the SEC. These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Avalara’s filings with the SEC. As a result of such risks, uncertainties and factors, Avalara’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Avalara is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

For investor inquiries, contact:

Jennifer Gianola

jennifer.gianola@avalara.com

650-499-9837

For media inquiries, contact:

Jesse Hamlin

media@avalara.com

518-281-0631